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                                                                    EXHIBIT 99.2


         Louise Green, Communications Spokesperson, 615-263-3106
         Karin Demler, Investor Relations, 615-263-3005


              CCA TO BEGIN ACCEPTING STATE OF TENNESSEE INMATES AT
                         WHITEVILLE, TENNESSEE FACILITY

NASHVILLE, TENN., October 28, 2002 --- Corrections Corporation of America (NYSE:
CXW) announced today that it expects to begin receiving medium security inmates from the State of Tennessee at its Whiteville Correctional Facility located in Whiteville, Tennessee. Hardeman County, having entered into an agreement with the State of Tennessee to manage up to 1,536 state inmates, has entered into a lease agreement with CCA for the Whiteville Correctional Facility and has contracted with CCA to manage the Tennessee inmates to be housed at the medium-security prison.

CCA officials expect inmates to begin arriving at the Whiteville facility this week, with an expected controlled increase in population numbers extending over the next several months. CCA's agreement with Hardeman County for the Whiteville facility consists of a three-year contract with two one-year renewal options.

The Whiteville Correctional Facility was built by CCA and opened in July 1998. The 1,536-bed facility, which was accredited by the American Correctional Association in 1999, has maintained a population of inmates from Wisconsin since its opening.

"As a business partner with Hardeman County and the State of Tennessee, CCA is proud of the service we provide in helping to manage more than 20 percent of the state system's correctional needs," said John Ferguson, CCA President and CEO. "We believe the long-standing partnership with Tennessee is an indicator of how public and private partnership in corrections management can achieve positive results for a corrections system in terms of flexibility, high level of service, cost value and quality operations."

Similar to this newly-contracted relationship with Hardeman County for the Whiteville facility, CCA has an existing relationship with Hardeman County, whereby CCA manages the 2,016-bed medium-security Hardeman County Correctional Facility located in Whiteville, Tennessee through a contract with Hardeman County. Additionally, CCA contracts directly with the Tennessee Department of Corrections to manage up to 1,676 medium-security inmates at the South Central Correctional Center located in Clifton, Tennessee.

ABOUT CCA

CCA is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and four states. CCA currently owns 40 correctional detention and juvenile facilities, three of which are leased to other operators, and one additional facility, which is not yet in operation. CCA currently operates 60 facilities (including the McRae, Georgia facility which is anticipated to commence full operations in December 2002),






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with a total design capacity of approximately 59,000 beds in 21 states and the
District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, CCA facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. CCA also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to CCA's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with:
(i) fluctuations in CCA's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) the growth in the privatization of the corrections and detention industry, the public acceptance of CCA's services and the timing of the opening of new prison facilities; and
(iii) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by CCA with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.